As filed with the Securities and Exchange Commission on August 22, 2011

Registration No. 333-74770

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1035424
(State of Incorporation)	(IRS Employer ID Number)

660 Engineering Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

File No. 000-06072

Registrant’s Telephone Number, Including Area Code: (770) 263-9200

EMS TECHNOLOGIES, INC. 2000 STOCK INCENTIVE PLAN

(Full Title of Plan)

David M. Sheffield

Vice President, Finance

EMS Technologies, Inc.

660 Engineering Drive

Technology Park/Atlanta

Norcross, Georgia 30092

(770) 729-6540

(Name, address, including zip code, and telephone number, including area code of agent for service)

Following the merger of EMS Technologies, Inc. with a subsidiary of Honeywell International Inc., effective August 22, 2011, the Plan is being terminated and no additional shares are being offered or issued pursuant to the Plan. As a result, this offering has been terminated, and the remaining unsold shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 22, 2011.

EMS TECHNOLOGIES, INC.

By: ____/s/ Neilson A. Mackay____________

Neilson A. Mackay

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ John B. Mowell	Chairman of the Board of Directors	August 22, 2011
John B. Mowell

/s/ Neilson A. Mackay	President, Chief Executive Officer	August 22, 2011
Neilson A. Mackay

/s/ Gary B. Shell	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 22, 2011
Gary B. Shell

/s/ David M. Sheffield	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	August 22, 2011
David M. Sheffield

/s/ John R. Bolton	Director	August 22, 2011
John R. Bolton
Director
Hermann Buerger

/s/ Joseph D. Burns	Director	August 22, 2011
Joseph D. Burns

/s/ John R. Kreick	Director	August 22, 2011
John R. Kreick

/s/ Thomas W. O’Connell	Director	August 22, 2011
Thomas W. O’Connell

/s/ Bradford W. Parkinson	Director	August 22, 2011
Bradford W. Parkinson

/s/ Norman E. Thagard	Director	August 22, 2011
Norman E. Thagard

/s/ John L. Woodward, Jr.	Director	August 22, 2011
John L Woodward, Jr.